                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            WEBFINANCIAL CORPORATION

            Under Section 242 of the Delaware General Corporation Law

                             ----------------------

     It is hereby certified that:

     1.  The  name  of  the   corporation  is  WebFinancial   Corporation   (the
"Corporation").

     2.  The Certificate of  Incorporation of the Corporation is hereby amended by amending and restating Article FOURTH thereof as follows:

          "FOURTH:  (a) The  Corporation  shall have the  authority to issue an aggregate  of Five  Million  Five Hundred  Thousand
          (5,500,000)  shares of capital stock. The authorized capital stock  shall be  divided  into  Common  Stock  (the  "Common
          Stock") and Preferred  Stock (the  "Preferred  Stock").  The
          Common  Stock  of the  Corporation  shall  consist  of  Five
          Million  (5,000,000)  shares, par value $.001 per share. The
          Preferred  Stock of the  Corporation  shall  consist of Five
          Hundred  Thousand  (500,000)  shares,  par  value  $.001 per share.

          (b) No stockholder of the Corporation shall by reason of his holding of shares of any class or series have any preemptive or  preferential  right to  purchase  or  subscribe  for any shares of any  class or series of stock of the  Corporation, now or hereafter authorized,  or any securities  convertible into or carrying  options or warrants to purchase any shares of any class or series of stock of the  Corporation,  now or hereafter authorized, other than such rights, if any, as the
          Board of Directors,  in its discretion from time to time may grant and at such price as the Board of Directors may fix.

          (c) Upon this  Certificate of Amendment  becoming  effective pursuant  to the  General  Corporation  Law of the  State of

          Delaware  (the  "Effective  Date"),  the  Corporation  shall implement  a reverse  stock  split of its Common  Stock (the
          "Reverse  Split"),  whereby  every four (4) shares of Common
          Stock issued and outstanding of record  immediately prior to
          the   Effective   Date  ("Old   Common   Stock")   shall  be
          automatically  reclassified  as, and converted into, one (1)
          share of Common Stock ("New Common Stock").

          (d)  Notwithstanding the provisions of section (c) above, no fractional  shares of New  Common  Stock  shall be issued in connection  with  the  Reverse  Split.  In lieu  of  issuing fractional shares in the Reverse Split, each holder shall be paid  cash by the  Corporation  in an  amount  equal  to the product of such fraction  multiplied by the average  closing sale prices of the Common  Stock (as adjusted to reflect the
          Reverse  Split) for the 10 trading days  immediately  before the Effective Date (or, in the event the Common Stock is not so traded on the Effective  Date,  such closing price on the next preceding day on which such stock is traded).

          (e) Each stock  certificate  that  immediately  prior to the
          Effective Date represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole  shares of New Common  Stock into which
          the  shares  of  Old  Common  Stock   represented   by  such
          certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall  receive upon  surrender of such  certificate a new certificate  representing the number of whole shares of New Common Stock into which the shares of
          Old Common Stock  represented by such certificate shall have been reclassified.

          (f)  Except  as may  be  provided  in  this  Certificate  of
          Incorporation  or in a designation with respect to Preferred
          Stock,  the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting."

     3.   The amendment of the Certificate of Incorporation herein certified has been duly  adopted in  accordance  with the  provisions  of  Section  242 of the
General  Corporation Law of the State of Delaware and by the affirmative vote of the holders of a majority of the capital stock of the  Corporation  at a meeting duly noticed and conducted in accordance with the By-Laws of the Corporation.

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     IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Amendment  of  Certificate  of  Incorporation  to be executed on this 5th day of
April, 2005.

                                      WEBFINANCIAL CORPORATION

                                      /s/ Warren G. Lichtenstein
                                      ------------------------------------
                                      Name: Warren G. Lichtenstein
                                      Title: Chief Executive Officer